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                                                    Exhibit (12)
                                                    Commonwealth Edison Company
                                                    Form 10-Q   File No. 1-1839


       Commonwealth Edison Company and Subsidiary Companies Consolidated

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements

                            (Thousands of Dollars)

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

                                                                                   Twelve Months Ended
                                                                              ------------------------------
Line                                                                           June 30,        December 31,
 No.                                                                             2000              1999
                                                                              ----------       ------------
 1   Net income before extraordinary items                                    $  785,743        $  650,308
                                                                              ----------        ----------
 2   Net provisions for income taxes and investment tax credits deferred
 3     charged to-
 4       Operations                                                           $  346,406        $  353,477
 5       Other income                                                             (2,537)          (25,544)
                                                                              ----------        ----------
 6                                                                            $  343,869        $  327,933
                                                                              ----------        ----------
 7   Fixed charges-
 8     Interest on debt                                                       $  535,645        $  567,567
 9     Estimated interest component of nuclear fuel and
10       other lease payments, rentals and other interest                         65,980            65,705
11     Amortization of debt discount, premium and expense                          9,937            10,083
12     Company-obligated mandatorily redeemable preferred securities
13       dividend requirements of subsidiary trusts holding solely the
14       Company's subordinated debt securities                                   29,710            29,710
                                                                              ----------        ----------
15                                                                            $  641,272        $  673,065
                                                                              ----------        ----------
16   Preferred and preference stock dividend requirements-
17     Provisions for preferred and preference stock dividends                $    7,655        $   23,756
18     Taxes on income required to meet provisions for
19       preferred and preference stock dividends                                  5,008            15,543
                                                                              ----------        ----------
20                                                                            $   12,663        $   39,299
                                                                              ----------        ----------
21   Fixed charges and preferred and preference stock
22     dividend requirements                                                  $  653,935        $  712,364
                                                                              ----------        ----------
23   Earnings for fixed charges and preferred and preference stock
24     dividend requirements                                                  $1,770,884        $1,651,306
                                                                              ----------        ----------
25   Ratios of earnings to fixed charges (line 24 divided by line 15)               2.76              2.45
                                                                                    ====              ====
26   Ratios of earnings to fixed charges and preferred and preference
27     stock dividend requirements (line 24 divided by line 22)                     2.71              2.32
                                                                                    ====              ====


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